EXHIBIT 99.1

CryoGene Partners

Financial Statements

Years Ended December 31, 2018 and 2017

Independent Auditors’ Report

To the Partners

CryoGene Partners

We have audited the accompanying balance sheets of CryoGene Partners (the “Company”), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income and partners’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CryoGene Partners as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

June 14, 2019

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CryoGene Partners

Balance Sheets

	December 31,
	2018	2017
ASSETS
Current Assets:
Cash	$523,355	$409,761
Accounts receivable, net	614,752	492,362
Prepaid expenses and other current assets	19,656	14,539
Total current assets	1,157,763	916,662
Property and equipment, net	2,679,915	2,154,503
Total assets	$3,837,678	$3,071,165

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Accounts payable and other accrued expenses	$473,495	$369,050
Accrued compensation and related expenses	111,003	91,710
Line of credit	181,799	179,643
Note payable	107,261	100,437
Deferred revenue	290,371	265,132
Current portion of capital lease obligations	618,078	514,798
Total current liabilities	1,782,007	1,520,770
Deferred rent, net of current portion	179,571	194,700
Capital lease obligations, net of current portion	720,708	443,691
Total liabilities	2,682,286	2,159,161
Commitments and contingencies
Partners’ capital	1,155,392	912,004
Total liabilities and partners’ capital	$3,837,678	$3,071,165

See accompanying notes to financial statements.

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CryoGene Partners

Statements of Income and Partners’ Capital

	Years Ended December 31,
	2018	2017
Revenues	$3,885,923	$3,374,088
Cost of revenues	1,912,309	1,537,334
Gross margin	1,973,614	1,836,754
Operating costs and expenses:
General and administrative	959,031	812,821
Sales and marketing	76,051	69,727
Total operating expenses	1,035,082	882,548
Income from operations	938,532	954,206
Other income (expense):
Interest expense	(119,144)	(100,137)
Other income	—	13,290
Total other expense, net	(119,144)	(86,847)
Net income	$819,388	$867,359

Partners’ capital – beginning of year	$912,004	$464,609
Partner distributions	(576,000)	(419,964)
Net income	819,388	867,359
Partners’ capital – end of year	$1,155,392	$912,004

See accompanying notes to financial statements.

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CryoGene Partners

Statements of Cash Flows

	Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$819,388	$867,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	733,117	545,336
Provision for bad debt	14,601	—
Changes in operating assets and liabilities:
Accounts receivable	(136,991)	(240,782)
Prepaid expenses and other current assets	(5,117)	5,631
Accounts payable and other accrued expenses	(124,682)	61,502
Accrued compensation and related expenses	19,293	26,710
Deferred rent	(2,180)	32,859
Deferred revenue	25,239	21,265
Net cash provided by operating activities	1,342,668	1,319,880

Cash Flows From Investing Activities:
Purchases of property and equipment	(69,152)	(89,483)
Net cash used in investing activities	(69,152)	(89,483)

Cash Flows From Financing Activities:
Distributions paid	(576,000)	(419,964)
Proceeds from note payable	169,654	—
Repayments of note payable	(162,830)	(66,621)
Net borrowings (repayments) on revolving line of credit	2,156	(72,937)
Repayments of capital lease obligations	(592,902)	(637,601)
Net cash used in financing activities	(1,159,922)	(1,197,123)

Net change in cash	113,594	33,274
Cash — beginning of year	409,761	376,487
Cash — end of year	$523,355	$409,761

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$116,887	$100,137
Cash paid for income taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Leasehold improvements paid by tenant allowance	$—	$135,180
Purchases of equipment through capital lease obligations	$973,198	$541,904
Purchases of equipment included in accounts payable and other accrued expenses	$216,179	$74,471

See accompanying notes to financial statements

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CryoGene Partners

Notes to Financial Statements

Note 1. Nature of the Business

CryoGene Partners (“the Company”), dba Cryogene Labs, is a Houston, Texas-based provider of comprehensive temperature-controlled sample management solutions to the life sciences industry, including specimen storage, sample processing, collection, and retrieval. The spectrum of temperature-controlled solutions provided by the Company ranges from ambient, or controlled room temperature (20°C to 25°C), refrigerated (2°C to 8°C), to frozen and cryogenic (below 0°C to as low as −150°C).

The Company was formed in 2003 and is a Texas general partnership.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include the allowance for doubtful accounts and recoverability of long-lived assets.

Concentrations of Credit Risk

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) with basic deposit insurance coverage limits up to $250,000 per owner. At December 31, 2018, the Company had cash balances of approximately $274,000 which exceeded the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Customers

The Company grants credit to customers within the U.S. and does not require collateral. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts, which management believes is sufficient. Accounts receivable at December 31, 2018 and 2017 are net of reserves for doubtful accounts of $14,600 and $0, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded its estimates.

The majority of the Company’s customers are in the medical research, biotechnology and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. As of December 31, 2018, one customer accounted for 90.0% of net accounts receivable. As of December 31, 2017, two customers accounted for 47.9% and 49.4%, respectively, of net accounts receivable. There were no other customers that owed us more than 10% of net accounts receivable at December 31, 2018 and 2017.

There was one customer that accounted for 80% and 81% of revenues, respectively, during the years ended December 31, 2018 and 2017. No other single customer generated over 10% of revenues during the years ended December 31, 2018 and 2017.

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Property and Equipment

Property and equipment are recorded at cost. Computers and software are depreciated using the straight-line method over their estimated useful lives of three years. Machinery and equipment, and furniture and fixtures are depreciated using the straight-line method over their estimated useful lives of five years, and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets and included in depreciation and amortization expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred.

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through December 31, 2018.

Income Taxes

The Company is a general partnership. As a partnership, all federal and state taxable income and expense are passed through to each partner. Accordingly, no federal or state income taxes have been provided for in the accompanying financial statements.

Revenue Recognition

The Company provides biostorage space to its customers and charges a fee in exchange for the use of its freezers.

The Company recognizes revenue for such services when it is realized or realizable and earned. Revenue is considered realized and earned when all of the following revenue recognition criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed and determinable; and (iv) collectability is probable.

The Company recognizes revenue for the use of the biostorage space over the period of usage, provided all other revenue recognition criteria have been met. Payments due or received from customers prior to rendering the associated biostorage services are recorded as deferred revenue.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1:  Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:  Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3:  Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

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We have no assets or liabilities that are required to be measured at fair value on a recurring basis as of December 31, 2018 and 2017.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, “Revenue Recognition”, and most industry-specific guidance throughout the Codification.

The core principle of ASU 2014-09 is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, has created the possibility that more judgment and estimates may be required within the revenue recognition process than required under existing U.S. generally accepted accounting principles. The standard is effective for nonpublic entities for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, using either a full retrospective approach or a modified retrospective approach. The Company has not yet evaluated the impact this ASU will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases”, which provides for a comprehensive change to lease accounting. The new standard requires that a lessee recognize a lease obligation liability and a right-to-use asset for virtually all leases of property, plant and equipment, subsequently amortized over the lease term. The new standard is effective for fiscal years beginning after December 15, 2019, with a modified retrospective transition. The Company has not yet evaluated the impact this ASU will have on its financial statements.

Note 3. Property and Equipment

Property and equipment consist of the following:

	December 31,
	2018	2017
Automobile	$3,500	$3,500
Furniture and fixtures	43,673	43,673
Machinery and equipment	6,157,901	5,115,484
Leasehold improvements	1,722,938	1,506,826
Computers and software	257,836	257,836
	8,185,848	6,927,319
Less: accumulated depreciation	(5,505,933)	(4,772,816)

	$2,679,915	$2,154,503

Total depreciation and amortization expense related to property and equipment amounted to $733,100 and $545,300 for the years ended December 31, 2018 and 2017, respectively.

The Company leases equipment under capitalized lease obligations with a total cost of $2.2 million and accumulated amortization of $953,900 million as of December 31, 2018.

The Company leases equipment under capitalized lease obligations with a total cost of $1.8 million and accumulated amortization of $509,300 as of December 31, 2017.

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Note 4. Accrued Compensation and Related Expenses

Accrued compensation and related expenses consist of the following:

	December 31,
	2018	2017
Accrued salaries and wages	$38,952	$30,594
Accrued 401(k) profit sharing plan	72,051	61,116

	$111,003	$91,710

Note 5. Revolving Line of Credit

The Company has a revolving line of credit with PlainsCapital Bank (formerly The Bank of River Oaks) which provides for borrowings up to $500,000. The line of credit accrues interest at the prime rate plus 0.25% (5.75% at December 31, 2018) and is secured by the Company’s accounts receivable and certain property and equipment. The revolving line of credit matures February 2020; however, all principal and accrued interest were paid in full in May 2019 (See Note 9). Accrued interest of $2,300 is included in accounts payable and other accrued expenses in the accompanying balance sheet at December 31, 2018.

Note 6. Note Payable

On January 14, 2015, the Company entered into a commercial loan agreement with PlainsCapital Bank for $300,000 at an interest rate of prime plus 1.5% (7% at December 31, 2018) which is payable in monthly principal and interest installments of $6,200. The note matures in January 2020; however, all principal and accrued interest were paid in full in May 2019 (See Note 9).

Note 7. Commitments and Contingencies

Facility and Equipment Leases

We lease a total of 21,476 square feet of corporate and logistics facilities in Houston, Texas in two adjacent buildings under operating leases expiring in January 2024. The aggregate initial base rent is approximately $22,000 per month. The lease agreements contain certain scheduled annual rent increases which are accounted for on a straight-line basis. In addition, we have certain equipment leases which expire through March 2022.

At December 31, 2018, future minimum lease payments are as follows:

Years Ending December 31,	Operating Leases	Capital Leases
2019	$305,572	$714,662
2020	308,721	517,241
2021	305,217	270,800
2022	307,613	—
2023	310,452	—
Thereafter	36,481	—
Total minimum lease payments	$1,574,056	1,502,703
Amount representing interest		(163,917)
Present value of future minimum capital lease obligations		1,338,786
Current portion		(618,078)
		$720,708

Rent expense for the years ended December 31, 2018 and 2017 was $398,000 and $273,700, respectively.

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Litigation

The Company may become a party to litigation in the normal course of business. However, the Company is not currently involved in any litigation or disputes.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The indemnities include certain agreements with its officers and partners, under which the Company may be required to indemnify such persons for liabilities arising out of their employment or ownership relationship.

The guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

Note 8. 401(k) Profit Sharing Plan

The Company established an employee profit sharing plan under Section 401(k) of the Internal Revenue Code, for employees meeting certain eligibility requirements. Under the plan, qualified employees may elect to contribute up to the maximum amount allowed by the Internal Revenue Code and the Company will make a matching contribution up to 6% of the participants eligible compensation which vest based on years of vesting service. The Company’s contributions under the plan were $72,000 and $61,100 for the years ended December 31, 2018 and 2017, respectively.

Note 9. Subsequent Events

On May 14, 2019, Cryogene, Inc., a Texas corporation (“Buyer”) and a wholly owned subsidiary of Cryoport, Inc., a Nevada corporation, and the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). The closing of the transaction contemplated in the Asset Purchase Agreement occurred simultaneously with the execution of the Asset Purchase Agreement on May 14, 2019.

Pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, Buyer acquired substantially all of the assets of the Company, including, without limitation, tangible personal property, intellectual property assets, inventory, and certain contracts related to the Company’s temperature-controlled biostorage and biobanking solutions business located in Houston, Texas (the foregoing, the “Purchased Assets”), and assumed certain related liabilities.

The aggregate purchase price for the Purchased Assets is $20.5 million in cash, subject to adjustment as described in the Asset Purchase Agreement (the “Total Consideration”), $1 million of which is being deposited into an escrow account to serve as an escrow fund for any indemnifiable losses of Buyer under the Asset Purchase Agreement.

In connection with the acquisition transaction, the Company repaid all outstanding obligations under its revolving line of credit and note payable arrangements with PlainsCapital Bank, and all capital lease obligations were repaid in full.

The Company has evaluated subsequent events and transactions through June 14, 2019, which is the date these financial statements were available to be issued. There were no other significant subsequent events identified.

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